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                                                                Exhibit 10.1
                                 CONSULTING AGREEMENT




                                                  June __, 1997




Intercorp Excelle, Inc.
1880 Ormont Drive
Weston, Ontario M9L2W7

Attention: Arnold Unger, CEO

Gentlemen:

         This will confirm the arrangements, terms and conditions pursuant to which Sharpe Capital, Inc. ("Sharpe") and Aegis Capital Corp. ("Aegis") (Sharpe and Aegis collectively referred to as the "Consultants") have been retained to serve as consultants and advisors to Intercorp Excelle Inc., a Canadian corporation (the "Company"), on a non-exclusive basis for the term set forth in
Section 2 below. The undersigned hereby agree to the following terms and conditions:

    1.   DUTIES OF CONSULTANT.

         (a) CONSULTING SERVICES. Consultants will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultants will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

         (b) FINANCING. Consultants will assist and represent the Company in obtaining both short and long-term financing, when so requested by the Company. The Consultants will be entitled to additional compensation under such terms as may be agreed to by the parties.

         (c) WALL STREET LIAISON. Consultants will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

         The services described in this Section 1 shall be rendered by Consultants without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultants may determine.



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    2.   TERM.

         This Agreement shall continue for a period of thirty-six months from the date hereof (the "Term").

    3.   COMPENSATION.

         (a) As compensation for Consultants' services hereunder, the Company shall pay to Consultants the sum of $88,000 (an aggregate of three thousand ($2,444.44) dollars per month), all of which shall be due and payable as of the date hereof.

    4. RELATIONSHIP. Nothing herein shall constitute Consultants as employees or agents of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultants shall not have the authority to obligate or commit the Company in any manner whatsoever.

    5. CONFIDENTIALITY. Except in the course of the performance of its duties hereunder, Consultants agree that they shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

    6. ASSIGNMENT AND TERMINATION. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

                                  Very truly yours,

                                  Sharpe Capital, Inc.

                                  By:
                                      -----------------------
                                       Lawrence Hoes, CEO

                                  Aegis Capital Corp.

                                  By:
                                      -----------------------
                                       Robert Eide, Chairman
AGREED AND ACCEPTED:

Intercorp Excelle, Inc.


By:
    -------------------------
    Arnold Unger, CEO


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